UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MEDecision, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following talking points were utilized in a presentation by MEDecision, Inc. to its employees on June 18, 2008.

Employee Talking Points

•                  Today is a very important day in the history of MEDecision.

•                  This morning, we announced that MEDecision signed a merger agreement pursuant to which we will be acquired by Health Care Service Corporation (HCSC).

•                  HCSC will acquire all of the outstanding shares of MEDecision common stock for $7.00 per share in cash, a significant premium over recent trading levels.

•                  We expect the transaction to close late in the third quarter or early in the fourth quarter of this year.

•                  I hope you share my excitement and anticipation about the possibilities this represents for MEDecision and our valued customers.

•                  The agreement underscores the strength of the collaborative heath care management solutions we’ve developed and validates our vision of the health care industry, a vision shared by HCSC.

•                  MEDecision will remain an independent company dedicated to the needs of all health plans and will maintain its own brand identity.

•                  This agreement strengthens our ability to provide those next generation solutions to the country’s leading health plans.

•                  HCSC is the largest customer-owned health insurer in the United States and the fourth largest health insurer in the country overall, with 12.4 million members in Blue Cross and Blue Shield plans in Illinois, New Mexico, Oklahoma and Texas.

•                  HCSC has been a customer of ours since 1994.

•                  They have been a supporter of our vision of collaborative health care management.

•                  Thank you for your significant contributions to the continuing success of MEDecision and our customers.

•                  The leadership teams of both MEDecision and HCSC are very excited about this opportunity to join forces to make a difference in the next generation of collaborative health care management.

•                  We will continue our mission of improving the relationship between patients, payers and providers and contribute significantly to the future shape of the heath care industry.

Forward-Looking Statement

This filing contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements about the expected timing, completion and effects of the proposed merger between MEDecision and HCSC. These forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from such statements. MEDecision may not be able to complete the proposed merger because of a number of factors, including, among other things, the failure to obtain shareholder approval or the failure to satisfy other closing conditions. Other risks and uncertainties that may affect forward-looking statements are described in the “Risk Factors” section and elsewhere in the company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC) on March 28, 2008 and the company’s Quarterly Report on Form 10-Q as filed with the Securities and Exchange Commission (SEC) on May 9, 2008. MEDecision undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

Additional Information About the Merger and Where to Find It

MEDecision will file with the Securities and Exchange Commission (the “SEC”), and furnish to its shareholders, a proxy statement soliciting proxies for the meeting of its shareholders to be called with respect to the proposed merger between MEDecision and HCSC. MEDecision SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT IS FINALIZED AND DISTRIBUTED TO THEM BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. MEDecision shareholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s Web site at www.sec.gov. MEDecision shareholders and other interested parties will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to MEDecision, Inc., 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087, Attention: Corporate Secretary, telephone: (610) 540-0202, or from MEDecision’s Web site, www.MEDecision.com.

MEDecision and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from shareholders of MEDecision with respect to the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in MEDecision’s proxy statement relating to the proposed merger when it is filed with the SEC. Information regarding certain of these persons and their beneficial ownership of MEDecision common stock as of March 28, 2008 is also set forth in MEDecision’s proxy statement for its 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 23, 2008.